As filed with the Securities and Exchange Commission on March 1, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Littelfuse, Inc.
(Exact name of registrant as specified in its charter)

Delaware	36-3795742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8755 W. Higgins Road, Suite 500 Chicago, IL 60631 (Address of Principal Executive Offices) (Zip Code)
Littelfuse, Inc. Long-Term Incentive Plan (Full Title of the Plan)

Gordon Hunter

Chairman of the Board of Directors,

President and Chief Executive Officer

Littelfuse, Inc.

8755 W. Higgins Road, Suite 500

Chicago, IL 60631

(Name and Address of Agent For Service)

(773) 628-1000

(Telephone number, including area code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share (2)	Proposed Maximum Aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	605,954	U.S.$113.65	U.S.$68,866,672.10	U.S.$6,934.87

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Common Stock that may become issuable pursuant to stock splits, stock dividends, or similar transactions that result in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

This calculation is made solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the NASDAQ Global Select Market on February 23, 2016.

NOTE

REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION

BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Littelfuse, Inc., a Delaware corporation (the “Registrant”), relating to 605,954 shares of its common stock, par value $0.01 per share, issuable to eligible employees and consultants of the Registrant and its affiliates under the Registrant’s Long-Term Incentive Plan (the “LTIP”). On May 19, 2010, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 (Registration File No. 333-166953), relating to shares of common stock issuable to eligible employees and consultants of the Registrant and its affiliates under the LTIP (the “Prior Registration Statement”). The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(I) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 1998).
4.2	Bylaws, as amended to date (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2014).
5.1	Opinion of Baker & Hostetler LLP.
23.1 23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm. Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Baker & Hostetler LLP (filed as a part of Exhibit 5.1).
24	Power of Attorney (included in the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 1st day of March, 2016.

LITTELFUSE, INC.

By:	/s/ Gordon Hunter
Gordon Hunter Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints Gordon Hunter and Philip G. Franklin and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Titles	Date

/s/ Gordon Hunter	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	March 1, 2016
Gordon Hunter

/s/ Philip G. Franklin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2016
Philip G. Franklin

/s/ Tzau-Jin Ching	Director	March 1, 2016
Tzau-Jin Chung

/s/ Cary T. Fu	Director	March 1, 2016
Cary T. Fu

/s/ Anthony Grillo	Director	March 1, 2016
Anthony Grillo

/s/ John E. Major	Director	March 1, 2016
John E. Major

/s/ William P. Noglows	Director	March 1, 2016
William P. Noglows

/s/ Ronald L. Schubel	Director	March 1, 2016
Ronald L. Schubel

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(I) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 1998).
4.2	Bylaws, as amended to date (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2014).
5.1	Opinion of Baker & Hostetler LLP.
23.1 23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm. Consent of Enrst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Baker & Hostetler LLP (filed as a part of Exhibit 5.1).
24	Power of Attorney (included in the signature page to this Registration Statement).